Exhibit 99.1
Hayes Lemmerz to Present at the 2008 Auto Analysts of New York Conference
Reaffirms Guidance for Full Fiscal Year 2007
Northville, MI – January 16, 2008 – Hayes Lemmerz International, Inc. (Nasdaq: HAYZ) will participate in the 2008 Auto Analysts of New York Conference, in Dearborn, Michigan, on Wednesday, January 16, 2008. The conference is being hosted by Credit Suisse in conjunction with the North American International Auto Show (NAIAS). Hayes Lemmerz’ President, CEO and Chairman, Curtis Clawson and James Yost, Executive Vice President and CFO will present at 2:00 p.m., EST. The Company’s slide presentation can be accessed this afternoon through the Company’s web site, in the Investor Relations section, at www.hayes-lemmerz.com.
Hayes Lemmerz also reaffirmed its earnings guidance for the full fiscal year 2007 ending January 31, 2008. The Company expects revenue of approximately $2.1 billion, and Adjusted EBITDA is expected to be in the range of $190 million to $200 million. The Company expects positive free cash flow (excluding securitization impact). Capital expenditures for the fiscal year are expected to be between $95 million and $100 million.
Forward Looking Statements
This press release contains forward-looking statements with respect to our financial condition and business. All statements other than statements of historical fact made in this press release are forward-looking. Such forward- looking statements include, among others, those statements including the words “expect,” “anticipate,” “intend,” “believe,” and similar language. These forward-looking statements involve certain risks and uncertainties. Our actual results may differ significantly from those projected in the forward- looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) competitive pressure in our industry; (2) fluctuations in the price of steel, aluminum, and other raw materials; (3) changes in general economic conditions; (4) our dependence on the automotive industry (which has historically been cyclical) and on a small number of major customers for the majority of our sales; (5) pricing pressure from automotive industry customers and the potential for re-sourcing of business to lower-cost providers; (6) changes in the financial markets or our debt ratings affecting our financial structure and our cost of capital and borrowed money; (7) the uncertainties inherent in international operations and foreign currency fluctuations; (8) our ability to divest non-core assets and businesses; and (9) the risks described in our most recent Annual Report on Form 10-K and our periodic statements filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release.
Contact: Marika P. Diamond, Hayes Lemmerz International, Inc., 734.737.5162